EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. 1350

In connection with the Form 10-K (the “Report”) of Ferro Corporation (the “Company”) for the period ending December 31, 2016, I, Peter T. Thomas, Chairman, President and Chief Executive Officer of the Company, certify that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter T. Thomas

Peter T. Thomas
Chairman, President and Chief Executive Officer (Principal Executive Officer)

Date: March 1, 2017